Exhibit 21

Subsidiaries of DrugMax.com, Inc.
---------------------------------


                              LIST OF SUBSIDIARIES


                                    State or Jurisdiction of                    Type of          Percent
Subsidiary or Partnership           Incorporation or Organization               Interest *       Owned
-------------------------           -----------------------------               --------         -----
Valley Drug Company                 Ohio                                          C               100%
Discount Rx                         Louisiana                                     C               100%
Desktop Media Group, Inc.           Florida                                       C               100%
Desktop Ventures, Inc.              Texas                                         C               100%
VetMall, Inc.                       Florida                                       C                70%
---------

* C= Corporation, LLC= Limited Liability Company, LP= Limited Partnership Interest, GP= General Partnership Interest.